AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                               RULE 13d-1(k) UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934


     The undersigned agree that the Statement of Schedule 13G to which this Agreement is attached is filed on behalf of each of them.


Date: February 10, 2004            By:  /s/ James C. McGill
                                        ---------------------------------------
                                        James C. McGill



                                   By:  /s/ Gail S. McGill
                                        ---------------------------------------
                                        Gail S. McGill